[LOGO]
FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
------------------------
Zweig Funds Shareholder Services
      (800) 272-2700
Patricia Baronowski
The Altman Group
      (212) 400-2604

                             THE ZWEIG FUND, INC.
                             --------------------
                             DECLARES DISTRIBUTION
                             ---------------------

   (New York, Monday, June 21, 2010) -- The Zweig Fund, Inc. (NYSE: ZF), announced that its second quarterly distribution for 2010 will be $0.087 per share, payable on July 16, 2010, to shareholders of record on July 09, 2010 (ex-date July 07, 2010).

   The distribution represents a cash dividend yield of 10% on an annualized basis. Distributions may represent earnings from net investment income, capital gains, excess gains taxable as ordinary income or, if necessary, return of capital. The tax status of the Fund's distributions is determined at the end of the taxable year.

   The Zweig Fund, Inc. is a closed-end fund with an objective of increasing capital primarily through investment in equity securities consistent with the preservation of capital and reduction of risk as determined by the fund's investment adviser. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact shareholder services at
800.272.2700 or visit us on the web at www.virtus.com.
                                       --------------

                                     # # #

[LOGO]
FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
------------------------
Zweig Funds Shareholder Services
      (800) 272-2700
Patricia Baronowski
The Altman Group
      (212) 400-2604

                             THE ZWEIG FUND, INC.
                             --------------------
                             DECLARES DISTRIBUTION
                             ---------------------

   (New York, Monday, September 20, 2010) -- The Zweig Fund, Inc. (NYSE: ZF), announced that its third quarterly distribution for 2010 will be $0.086 per share, payable on October 15, 2010, to shareholders of record on October 08, 2010 (ex-date October 06, 2010).

   The distribution represents a cash dividend yield of 10% on an annualized basis. Distributions may represent earnings from net investment income, capital gains, excess gains taxable as ordinary income or, if necessary, return of capital. The tax status of the Fund's distributions is determined at the end of the taxable year.

   The Zweig Fund, Inc. is a closed-end fund with an objective of increasing capital primarily through investment in equity securities consistent with the preservation of capital and reduction of risk as determined by the fund's investment adviser. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact shareholder services at
800.272.2700 or visit us on the web at www.virtus.com.
                                       --------------

                                     # # #

[LOGO]
FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
------------------------
Zweig Funds Shareholder Services
      (800) 272-2700
Patricia Baronowski
The Altman Group
      (212) 400-2604

                        THE ZWEIG FUND, INC. AUTHORIZES
                        -------------------------------
                         DECLARATION OF A DISTRIBUTION
                         -----------------------------

   (New York, Monday, December 20, 2010) -- The Zweig Fund, Inc. (NYSE, ZF) announced that its board of directors declared a distribution payable on January 10, 2011 to stockholders of record on December 31, 2010 (ex date:
January 4, 2011).

   The Zweig Fund intends to distribute the greater of 2.50% of its net asset value on December 17, 2010 or all available net investment income and net short and long term capital gains, in accordance with requirements under the Internal Revenue Code. The amount of the distribution will be announced on January 3, 2011.

   The Zweig Fund, Inc. is a closed-end fund with an objective of increasing capital primarily through investment in equity securities consistent with the preservation of capital and reduction of risk as determined by the fund's investment adviser. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact shareholder services at
800.272.2700 or visit us on the web at www.virtus.com.
                                       --------------

                                     # # #